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                                                                    Exhibit 99.5

                            IMPORTANT TAX INFORMATION

            Under United States federal income tax law, the sale of rights may be subject to backup withholding and information reporting. Each rightsholder who is a U.S. person (which term includes a resident alien) and who sells rights through the Subscription Agent is required to provide the Subscription Agent with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If such rightsholder is an individual, the TIN is his or her social security number. If the Subscription Agent is not provided with a correct TIN, then the rightsholder may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS"). THE FOLLOWING DISCUSSION APPLIES ONLY TO RIGHTSHOLDERS WHO SELL THEIR RIGHTS THROUGH THE SUBSCRIPTION AGENT.

            Exempt rightsholders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt holders who are U.S. persons should furnish their TIN, write "Exempt" in Part 2 of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to the Subscription Agent. In order for a foreign person to qualify as an exempt recipient, that rightsholder must submit Form W-8BEN attesting to that foreign person's exempt status, or a Form W-8ECI, stating that the income in question is effectively connected with the conduct of a trade or business within the United States. Such forms can be obtained from the Subscription Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

            If backup withholding applies, our Subscription Agent will be required to withhold 28% of any "reportable payments" made to the rightsholder. "Reportable payments" generally include the proceeds of a taxable sale. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS.

PURPOSE OF SUBSTITUTE FORM W-9

            If, and only if, you are a U.S. person, use Substitute Form W-9 to give your correct TIN to the payer (the person requesting your TIN) and, when applicable, (1) to certify that the TIN you are using is correct (or that you are waiting for a TIN to be issued), (2) to certify that you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are a U.S. exempt payee. To prevent backup withholding, a rightsholder is required to notify the Subscription Agent of such holder's correct TIN by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN). Each rightsholder must sign and date the Substitute Form W-9 in the space indicated.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT?

      Each rightsholder filing the Substitute Form W-9 is required to give the Subscription Agent the Social Security Number or Employer Identification Number of the record owner of the rights. If the rights are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidelines on which number to report. If the rightsholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the rightsholder should check the box in Part 1(b), sign and date the Substitute Form W-9, and sign the attached "Certificate of Awaiting Taxpayer Identification Number." If the box in Part 1(b) is checked, the Subscription Agent will withhold at a rate equal to 28% on "reportable payments" made to the rightsholder.

                                       1
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                   PAYER'S NAME: EQUISERVE TRUST COMPANY, N.A.
________________________________________________________________________________

SUBSTITUTE                Name    ______________________________________________
FORM W-9
                          Address ______________________________________________
                                           (Number and Street)

                                  ______________________________________________
                                  (State)         (City)             (Zip code)

                          ______________________________________________________

DEPARTMENT OF THE         PART 1(A) - PLEASE PROVIDE  TIN_______________________
TREASURY INTERNAL         YOUR TIN IN THE BOX AT
REVENUE SERVICE           RIGHT AND CERTIFY BY           _______________________
                          SIGNING AND DATING BELOW.      (Social Security Number
                                                               or Employer
                                                         Identification Number)
                          ______________________________________________________

                          PART 1(B) - PLEASE CHECK THE BOX AT RIGHT IF YOU HAVE
                          APPLIED FOR, AND ARE AWAITING RECEIPT OF, YOUR TIN.
PAYER'S REQUEST FOR
TAXPAYER'S                PART 2 - FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING
IDENTIFICATION            PLEASE WRITE "EXEMPT" HERE (SEE INSTRUCTIONS).
NUMBER (TIN)              ______________________________________________________
                          ______________________________________________________

                          PART 3 - CERTIFICATION - UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (X) the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me) and (Y) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or
                          (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
                          (Z) I am a U.S. person (including a U.S. resident alien).

    SIGN HERE -           SIGNATURE______________________ DATE _________________

________________________________________________________________________________


      CERTIFICATION INSTRUCTIONS - You must cross out item (Y) of Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because you failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (Y).

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 1(B) OF THE SUBSTITUTE FORM W-9 INDICATING YOU HAVE APPLIED FOR, AND ARE AWAITING RECEIPT OF, YOUR TIN.

________________________________________________________________________________

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payer by the time of payment, backup withholding at the rate of 28% will be withheld on all reportable payments made to me.

______________________________________    ______________________________________
               Signature                                   Date
________________________________________________________________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      AT A RATE EQUAL TO 28% ON ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                        GIVE THE
                                        SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:               NUMBER OF --
--------------------------------------------------------------------------------
1.  An individual's account             The individual

2.  Two or more individuals (joint      The actual owner of the account or, if
    account)                            combined funds, the first individual on
                                        the account (1)

3.  Custodian account of a minor        The minor (2)
    (Uniform Gift to Minors Act)

4.  a. The usual revocable savings      The grantor trustee (1)
       trust account (grantor is also
       trustee)

    b. So-called trust account that is The actual owner (1) not a legal or valid trust under State law

5.  Sole proprietorship account or      The owner (3)
    single-owner LLC not electing
    corporate status on Form 8832

                                        GIVE THE EMPLOYER
                                        IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:               NUMBER OF --
--------------------------------------------------------------------------------
6.  A valid trust, estate, or pension   Legal entity (Do not furnish the
    trust                               identifying number of the personal
                                        representative or trustee unless the
                                        legal entity itself is not designated in
                                        the account title.) (4)

7.  Corporate or LLC electing           The corporation
    corporate status on Form 8832

8.  Religious, charitable, or           The organization
    educational organization account

9.  Partnership or multi-member LLC     The partnership or LLC
    not electing corporate status on
    Form 8832

10. Association, club, or other         The organization
    tax-exempt organization

11. A broker or registered nominee      The broker or nominee

12. Account with the Department of      The public entity
    Agriculture in the name of a
    public entity (such as a state or
    local government, school district,
    or prison) that receives
    agricultural program payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. You may also enter your business name. You may use either your social security number or employer identification number.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an IRA, or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2).

    -   The United States or any agency or instrumentality thereof.

    - A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    -   An international organization or any agency or instrumentality thereof.

Payees that may be exempt from backup withholding include the following:

    -   A corporation.

    -   A financial institution.

    - A dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

    -   A real estate investment trust.

    -   A common trust fund operated by a bank under section 584(a) of the Code.

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    -   A foreign central bank of issue.

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    -   Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

    - Payments described in section 6049(b)(5) of the Code to nonresident aliens.

    -   Payments on tax-free covenant bonds under section 1451 of the Code.

    -   Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

IF YOU ARE A U.S. PERSON THAT IS AN EXEMPT PAYEE, FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE.

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE. -- Section 6109 of the Code requires most recipients of dividends, interest, or certain other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.